                                                                   EXHIBIT 21.1

                      SUBSIDIARIES OF BUSH BOAKE ALLEN INC.

                                                                   Percentage of
                                              Place of             Voting Stock
Subsidiary                                    Incorporation        Owned
----------                                    -------------        ------------
Bush Boake Allen Canada Inc.                   Canada              100%

Bush Boake Allen (Chile) S.A.                  Chile               100%

Bush Boake Allen Industria E Commercial do     Brazil              100%
    Brasil Limitada

Bush Boake Allen Colombia S.A.                 Colombia            100%

Bush Boake Allen Mexico, S.A. de C.V.          Mexico              100%

Bush Boake Allen Controladora S.A. de C.V.     Mexico              100%

Bush Boake Allen Servicios S.A. de C.V.        Mexico              100%

Bush Boake Allen (Nominees) Limited            England             100%

Bush Boake Allen Holdings (U.K.) Limited       England             100%

Bush Boake Allen Pension Investments Limited   England             100%

Bush Boake Allen (Executive Pension            England             100%
   Trustees) Limited

Bush Boake Allen (Pension Trustees) Limited    England             100%

Bush Boake Allen (Works Pension                England             100%
   Trustees) Limited

Bush Boake Allen Limited                       England             100%

W.J. Bush & Co., Inc.                          Delaware            100%

GMB Proteins Limited                           England             100%

Bush Boake Allen Australia Ltd.                Australia           100%

Bush Boake Allen Espana S.A.                   Spain               100%

Bush Boake Allen Morimura Limited              Japan                65%

Bush Boake Allen (Guangzhou) Co. Ltd.          China                95%

                                                                   EXHIBIT 21.1
                                                                   Page 2

                                                                   Percentage of
                                              Place of             Voting Stock
Subsidiary                                    Incorporation        Owned
----------                                    -------------        ------------
Bush Boake Allen (Hong Kong) Limited          Hong Kong            100%

A. Boake, Roberts And Company (Holding),      England              100%
   Limited

Bush Boake Allen Esans ve Aromatik            Turkey                99.9%
   Urunler Sanayi AS

PT Bush Boake Allen Indonesia                 Indonesia             60%

Bush Boake Allen (New Zealand) Limited        New Zealand          100%

Bush Boake Allen Singapore Pte. Ltd.          Singapore            100%

Bush Boake Allen (Malaysia) SDN. BHD.         Malaysia             100%
   (Kuala Lumpur)

Bush Boake Allen Denmark ApS.                 Denmark              100%

Bush Boake Allen France                       France               100%

Bush Boake Allen Zimbabwe (Private)           Zimbabwe             100%
   Limited

Bush Boake Allen (India) Limited              India                 72%

Hindustan Flavours and Fragrances (Inter-     India                 70%
   national) Limited

Bush Boake Allen (Jamaica) Limited            Jamaica               70%

Bush Boake Allen (SA) (Proprietary) Limited   South Africa         100%

Bush Boake Allen (Thailand) Limited           Thailand              60%

Bush Boake Allen Deutschland GmbH             West Germany         100%

Bush Boake Allen, Moscow, Ltd.                Russia               100%

Bush Boake Allen Benelux B.V.                 Netherlands          100%

Bush Boake Allen Scandinavia Aktielbolag      Sweden               100%

                                                                   EXHIBIT 21.1
                                                                   Page 3

                                                                   Percentage of
                                              Place of             Voting Stock
Subsidiary                                    Incorporation        Owned
----------                                    -------------        ------------
Bush Boake Allen (C.R.) s.r.o.                Czech Republic       100%

Stafford Specialty Ingredients Limited        England              100%

Bush Boake Allen Italia S.P.A.                Italy                100%

Bush Boake Allen Pakistan (Private) Limited   Pakistan              50%

Bush Boake Allen Philippines, Inc.            Philippines          100%

Asian Investments, Inc.                       Delaware             100%

Fragrance Holdings Private Limited            India                 40%

Essence Scientific Research Private Limited   India                 40%

Jamaica Extracts Limited                      Jamaica               58%

Thai Flavour & Fragrance Co. Limited          Thailand              49%

Bush Boake Allen Aromatica S.A.               Argentina            100%

Bush Boake Allen Barbados Inc.                Barbados             100%

Bush Boake Allen Enterprises Ltd.             England              100%